UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/05/2007

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by the company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2007, David Johnston, the company's former Senior Vice President of Research and Development, would be leaving the company in connection with the creation of New PEGylation and Pulmonary Research Units effective September 12, 2007.

On October 5, 2007, the company entered into an Employment Transition and Separation Release Agreement (the "Transition Agreement") with Mr. Johnston. Mr. Johnston's last day of employment with the company will be November 2, 2007 (the "Separation Date"). Under the terms of the Transition Agreement, (i) Mr. Johnston will receive an aggregate one time severance payment of $513,381, subject to applicable withholding and deductions, (ii) the company will be responsible for approximately 12 months of COBRA continuation coverage, (iii) Mr. Johnston's equity awards will cease vesting as of the Separation Date, (iv) Mr. Johnston has the right to exercise his vested stock options through November 2, 2008, and (v) Mr. Johnston provided the company with a general release of all claims, obligations and liabilities.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: October 11, 2007	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary